Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 14, 2018, Government Properties Income Trust, or GOV, GOV MS REIT, a wholly owned subsidiary of GOV, or GOV Merger Sub, and Select Income REIT, or SIR, entered into an Agreement and Plan of Merger, or the Merger Agreement. On the closing date and subject to the terms and conditions of the Merger Agreement, SIR will merge with and into GOV Merger Sub with GOV Merger Sub surviving as a wholly owned subsidiary of GOV, or the Merger. Following the Merger, GOV expects to merge GOV Merger Sub with and into GOV, with GOV as the surviving company, and change its name to Office Properties Income Trust. As a condition of the Merger, GOV must sell all of the 24,918,421 common shares it owns of SIR for cash consideration, or the GOV Sale, and after receiving shareholder approvals for the Merger and subject to the satisfaction of certain other conditions, SIR must declare and pay a pro rata distribution to SIR shareholders of all the 45,000,000 common shares of Industrial Logistics Properties Trust, or ILPT, that SIR owns in a special dividend, or the ILPT Distribution. The Merger, the GOV Sale and the ILPT Distribution are collectively referred to herein as the Transactions.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 reflects GOV’s financial position as if the Transactions described in the notes to these unaudited pro forma condensed consolidated financial statements were completed as of June 30, 2018. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018, reflect the results of GOV’s operations as if the Transactions described in the notes to these unaudited pro forma condensed consolidated financial statements were completed as of January 1, 2017. GOV adjusted its historical consolidated statement of income for the year ended December 31, 2017 assuming its October 2, 2017 acquisition of First Potomac Realty Trust, or FPO, and such acquisition, the FPO Acquisition, had occurred on January 1, 2017. See Notes 1 and 4 to these unaudited pro forma condensed consolidated financial statements for further information regarding the FPO Acquisition. SIR adjusted its historical consolidated statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018 assuming the January 17, 2018 initial public offering of common shares of beneficial interest of its then wholly owned subsidiary ILPT, and such transaction, the ILPT IPO, had occurred on January 1, 2017. See Notes 1 and 4 to these unaudited pro forma condensed consolidated financial statements for further information regarding the ILPT IPO. The unaudited pro forma condensed consolidated financial statements should be read in connection with the historical consolidated financial statements and notes thereto included in GOV’s and SIR’s respective Annual Reports on Form 10-K for the year ended December 31, 2017 and GOV’s and SIR’s respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. GOV’s financial position and results of operations may be significantly different than what is presented in the unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the Transactions have been included.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of GOV’s expected financial position or results of operations for any future period, including following the Merger, if completed. Differences could result from numerous factors, including future changes in GOV’s and SIR’s portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received under GOV’s and SIR’s existing leases or leases GOV or SIR may later enter into, changes in interest rates, the actual amount of net proceeds received by GOV from the expected sale of its SIR common shares and for other reasons. GOV will account for the Merger as a business combination with GOV treated as the acquirer of SIR for accounting purposes. The allocation of the estimated purchase price is based on preliminary estimates and may change significantly following the completion of the purchase price allocation. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2018

(amounts in thousands, except share data)

		GOV Sale	GOV		SIR Distribution	SIR
	GOV	of SIR	Historical	SIR	of ILPT	Historical	Pro Forma
	Historical	Shares (3)(A)	Adjusted	Historical	Shares (3)(B)	Adjusted	Adjustments (3)(C)	Pro Forma
ASSETS
Real estate properties:
Land	$587,173	$—	$587,173	$1,056,943	$(657,931)	$399,012	$60,842	$1,047,027
Buildings and improvements	2,258,276	—	2,258,276	3,217,101	(729,823)	2,487,278	(222,214)	4,523,340
Total real estate properties, gross	2,845,449	—	2,845,449	4,274,044	(1,387,754)	2,886,290	(161,372)	5,570,367
Accumulated depreciation	(358,286)	—	(358,286)	(354,280)	83,581	(270,699)	270,699	(358,286)
Total real estate properties, net	2,487,163	—	2,487,163	3,919,764	(1,304,173)	2,615,591	109,327	5,212,081

Properties held for sale	—	—	—	5,829	—	5,829	4,471	10,300
Equity investment in Select Income REIT	456,756	(456,756)	—	—	—	—	—	—
Investment in unconsolidated joint ventures	46,712	—	46,712	—	—	—	—	46,712
Acquired real estate leases, net	297,696	—	297,696	445,616	(73,848)	371,768	139,022	808,486
Cash and cash equivalents	18,695	—	18,695	31,476	(15,565)	15,911	—	34,606
Restricted cash	2,448	—	2,448	1,573	—	1,573	—	4,021
Rents receivable, net	61,522	—	61,522	122,795	(54,069)	68,726	(65,467)	64,781
Deferred leasing costs, net	22,900	—	22,900	14,644	(5,190)	9,454	(9,454)	22,900
Other assets, net	113,877	—	113,877	142,153	(5,550)	136,603	(1,823)	248,657
Total assets	$3,507,769	$(456,756)	$3,051,013	$4,683,850	$(1,458,395)	$3,225,455	$176,076	$6,452,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$452,000	$(452,000)	$—	$105,000	$—	$105,000	$—	$105,000
ILPT revolving credit facility	—	—	—	335,000	(335,000)	—	—	—
Unsecured term loans, net	548,192	(26,120)	522,072	—	—	—	—	522,072
Senior unsecured notes, net	945,346	—	945,346	1,429,622	—	1,429,622	(9,782)	2,365,186
Mortgage notes payable, net	180,986	—	180,986	210,715	(49,311)	161,404	(3,335)	339,055
Accounts payable and other liabilities	80,728	—	80,728	95,921	(10,250)	85,671	40,000	206,399
Assumed real estate lease obligations, net	11,738	—	11,738	64,372	(19,339)	45,033	(21,698)	35,073
Rents collected in advance	—	—	—	19,364	(5,852)	13,512	—	13,512
Security deposits	—	—	—	8,483	(5,802)	2,681	—	2,681
Due to related persons	7,129	—	7,129	19,742	1,476	21,218	—	28,347
Total liabilities	2,226,119	(478,120)	1,747,999	2,288,219	(424,078)	1,864,141	5,185	3,617,325

Commitments and contingencies

Shareholders’ equity:
Shareholders’ equity attributable to the company:
Common shares of beneficial interest, $.01 par value:
150,000,000 shares authorized, 99,165,854 issued and outstanding; 200,000,000 authorized, 192,250,798 pro forma shares issued and outstanding	992	—	992	895	—	895	36	1,923
Additional paid in capital	1,968,493	—	1,968,493	2,312,339	—	2,312,339	(741,065)	3,539,767
Cumulative net income	205,028	21,797	226,825	605,366	—	605,366	(645,366)	186,825
Cumulative other comprehensive income (loss)	139	(433)	(294)	687	—	687	(687)	(294)
Cumulative common distributions	(893,002)	—	(893,002)	(842,128)	(715,845)	(1,557,973)	1,557,973	(893,002)
Total shareholders’ equity attributable to the company	1,281,650	21,364	1,303,014	2,077,159	(715,845)	1,361,314	170,891	2,835,219
Noncontrolling interest in consolidated subsidiary	—	—	—	318,472	(318,472)	—	—	—
Total shareholders’ equity	1,281,650	21,364	1,303,014	2,395,631	(1,034,317)	1,361,314	170,891	2,835,219
Total liabilities and shareholders’ equity	$3,507,769	$(456,756)	$3,051,013	$4,683,850	$(1,458,395)	$3,225,455	$176,076	$6,452,544

See accompanying notes.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2017

(amounts in thousands, except per share data)

							SIR
			GOV Sale	GOV		SIR	Distribution	SIR
	GOV	FPO	of SIR	Historical	SIR	ILPT	of ILPT	Historical		Pro Forma		Pro
	Historical	Acquisition (4)(D)	Shares (4)(E)	Adjusted	Historical	IPO (4)(F)	Shares (4)(G)	Adjusted	Reclassifications(4)(H)	Adjustments		Forma

Revenues:
Rental income	$316,532	$121,625	$—	$438,157	$392,285	$—	$(134,826)	$257,459	$54,138	$(1,334	)(4)(I)	$748,420
Tenant reimbursements and other income	—	—	—	—	75,818	—	(21,680)	54,138	(54,138)	—		—
Rental income	316,532	121,625	—	438,157	468,103	—	(156,506)	311,597	—	(1,334)		748,420

Expenses:
Real estate taxes	37,942	13,077	—	51,019	44,131	—	(17,868)	26,263	—	—		77,282
Utility expenses	20,998	6,398	—	27,396	—	—	—	—	9,156	—		36,552
Other operating expenses	65,349	30,899	—	96,248	55,567	—	(10,913)	44,654	(9,156)	—		131,746
Depreciation and amortization	109,588	82,604	—	192,192	137,672	—	(27,315)	110,357	—	38,314	(4)(J)	340,863
Loss on impairment of real estate assets	9,490	—	—	9,490	229	—	—	229	—	—		9,719
Acquisition and transaction related costs	—	—	—	—	1,075	—	(1,075)	—	—	—		—
General and administrative	18,847	5,141	—	23,988	54,818	—	(7,588)	47,230	—	—		71,218
Write-off of straight line rents receivable, net	—	—	—	—	12,517	—	—	12,517	—	—		12,517
Loss on asset impairment	—	—	—	—	4,047	—	—	4,047	—	—		4,047
Total expenses	262,214	138,119	—	400,333	310,056	—	(64,759)	245,297	—	38,314		683,944

Operating income (loss)	54,318	(16,494)	—	37,824	158,047	—	(91,747)	66,300	—	(39,648)		64,476

Dividend income	1,216	—	—	1,216	1,587	—	—	1,587	—	—		2,803
Interest income	1,962	565	—	2,527	—	—	—	—	—	—		2,527
Interest expense	(65,406)	(25,655)	11,605	(79,456)	(92,870)	19,593	2,439	(70,838)	—	1,183	(4)(K)	(149,111)
Loss on early extinguishment of debt	(1,715)	—	—	(1,715)	—	—	—	—	—	—		(1,715)
Gain on issuance of shares by Select Income REIT	72	—	(72)	—	—	—	—	—	—	—		—
Income (loss) from continuing operations before income tax expense and equity in net earnings of investees	(9,553)	(41,584)	11,533	(39,604)	66,764	19,593	(89,308)	(2,951)	—	(38,465)		(81,020)
Income tax expense	(101)	(45)	—	(146)	(466)	—	—	(466)	—	—		(612)
Equity in net earnings of investees	21,571	547	(21,584)	534	608	—	—	608	—	—		1,142
Income (loss) from continuing operations	11,917	(41,082)	(10,051)	(39,216)	66,906	19,593	(89,308)	(2,809)	—	(38,465)		(80,490)
Noncontrolling interest	—	—	—	—	—	(24,647)	24,647	—	—	—		—
Income (loss) from continuing operations attributable to the company	$11,917	$(41,082)	$(10,051)	$(39,216)	$66,906	$(5,054)	$(64,661)	$(2,809)	$—	$(38,465)		$(80,490)

Weighted average common shares outstanding (basic)	84,633	14,376								93,085	(4)(L)	192,094
Weighted average common shares outstanding (diluted)	84,653	14,376								93,085	(4)(L)	192,114

Income (loss) from continuing operations attributable to the company per common share (basic and diluted)	$0.14											$(0.42)

See accompanying notes.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2018

(dollars in thousands, except per share data)

						SIR
		GOV Sale	GOV		SIR	Distribution	SIR
	GOV	of SIR	Historical	SIR	ILPT	of ILPT	Historical		Pro Forma
	Historical	Shares (4)(E)	Adjusted	Historical	IPO (4)(F)	Shares (4)(G)	Adjusted	Reclassifications(4)(H)	Adjustments		Pro Forma
Revenues:
Rental income	$216,802	—	$216,802	$196,170	$—	$(68,689)	$127,481	$29,130	$2,655	(4)(I)	$376,068
Tenant reimbursements and other income	—	—	—	40,466	—	(11,336)	29,130	(29,130)	—		—
Rental income	216,802	—	216,802	236,636	—	(80,025)	156,611	—	2,655		376,068

Expenses:
Real estate taxes	25,330	—	25,330	24,230	—	(9,167)	15,063	—	—		40,393
Utility expenses	12,707	—	12,707	—	—	—	—	4,868	—		17,575
Other operating expenses	44,436	—	44,436	28,900	—	(6,369)	22,531	(4,868)	—		62,099
Depreciation and amortization	86,875	—	86,875	69,955	—	(13,763)	56,192	—	18,144	(4)(J)	161,211
Loss on impairment of real estate assets	5,800	—	5,800	—	—	—	—	—	—		5,800
General and administrative	14,055	—	14,055	32,022	—	(5,462)	26,560	—	—		40,615
Write-off of straight line rents receivable, net	—	—	—	10,626	—	—	10,626	—	—		10,626
Total expenses	189,203	—	189,203	165,733	—	(34,761)	130,972	—	18,144		338,319

Operating income (loss)	27,599	—	27,599	70,903	—	(45,264)	25,639	—	(15,489)		37,749

Dividend income	608	—	608	793	—	—	793	—	—		1,401
Unrealized gain on equity securities	23,252	—	23,252	30,388	—	—	30,388	—	—		53,640
Interest income	265	—	265	620	—	(63)	557	—	—		822
Interest expense	(46,070)	7,024	(39,046)	(46,159)	905	7,354	(37,900)	—	(59	)(4)(K)	(77,005)
Loss on early extinguishment of debt	—	—	—	(1,192)	—	—	(1,192)	—	—		(1,192)
Gain on issuance of shares by Select Income REIT	8	(8)	—	—	—	—	—	—	—		—
Income (loss) from continuing operations before income tax expense, equity in net earnings (losses) of investees and gain on sale of real estate	5,662	7,016	12,678	55,353	905	(37,973)	18,285	—	(15,548)		15,415
Income tax expense	(115)	—	(115)	(261)	—	15	(246)	—	—		(361)
Equity in net earnings (losses) of investees	13,384	(14,590)	(1,206)	51	—	—	51	—	—		(1,155)
Income (loss) from continuing operations before gain on sale of real estate	18,931	(7,574)	11,357	55,143	905	(37,958)	18,090	—	(15,548)		13,899
Gain on sale of real estate	17,329	—	17,329	—	—	—	—	—	—		17,329
Income (loss) from continuing operations	36,260	(7,574)	28,686	55,143	905	(37,958)	18,090	—	(15,548)		31,228
Noncontrolling interest	—	—	—	(10,244)	(1,441)	11,685	—	—	—		—
Income (loss) from continuing operations attributable to the company	$36,260	$(7,574)	$28,686	$44,899	$(536)	$(26,273)	$18,090	$—	$(15,548)		$31,228

Weighted average common shares outstanding (basic)	99,046								93,085	(4)(L)	192,131
Weighted average common shares outstanding (diluted)	99,050								93,085	(4)(L)	192,135
Income (loss) from continuing operations attributable to the company per common share (basic and diluted)	$0.37										$0.16

See accompanying notes.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

(1)                                 Basis of Presentation:

The accompanying unaudited pro forma condensed consolidated financial statements reflect the impact of the Transactions on GOV’s consolidated financial statements. The pro forma condensed consolidated financial statements are based on the historical financial statements and accounting records of GOV and SIR, giving effect to the Transactions, related reclassifications and pro forma adjustments as described in these notes.

As of June 30, 2018, GOV owned 105 properties (164 buildings) with approximately 17,045,951 rentable square feet and had a noncontrolling ownership interest in two properties (three buildings) totaling 443,867 rentable square feet through two unconsolidated joint ventures in which GOV owned 50% and 51% interests.  On October 2, 2017, GOV completed the FPO Acquisition, as a result of which it acquired 35 office properties (72 buildings) with 6,028,072 rentable square feet and FPO’s 50% and 51% interests in two joint ventures that owned two properties (three buildings) with 443,867 rentable square feet. GOV presents the effect of completing the FPO Acquisition assuming the FPO Acquisition and related financing activities had occurred on January 1, 2017 in the FPO Acquisition column in its unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2017. No adjustments were made to the six months ended June 30, 2018 for the FPO Acquisition since it was included for the entire period. As of June 30, 2018, GOV owned 24,918,421 common shares, or approximately 27.8% of the then outstanding common shares of SIR and accounts for its investment in SIR under the equity method. GOV presents the effect of the completion of the GOV Sale assuming the GOV Sale had occurred on January 1, 2017 in the GOV Sale of SIR Shares column in these unaudited pro forma condensed consolidated financial statements.

As of June 30, 2018, SIR owned 367 buildings, leasable land parcels and easements with approximately 45,736,268 rentable square feet. On January 17, 2018, ILPT, SIR’s then wholly owned subsidiary, completed the ILPT IPO, in which ILPT issued 20,000,000 of its common shares. Upon the completion of the ILPT IPO, ILPT owned 266 of SIR’s consolidated buildings, leasable land parcels and easements with a combined 28,539,913 rentable square feet, consisting of 226 buildings, leasable land parcels and easements with approximately 16,834,172 rentable square feet located on the island of Oahu, HI, and 40 industrial buildings with approximately 11,705,741 rentable square feet located in 24 other states. Following the ILPT IPO, most of SIR’s 100% owned properties are office properties. As of June 30, 2018, SIR owned 45,000,000, or approximately 69.2%, of ILPT’s outstanding common shares, and ILPT remained one of its consolidated subsidiaries. GOV presents the effect of the ILPT IPO assuming the ILPT IPO had occurred on January 1, 2017 in the SIR ILPT IPO column in its unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018. The unaudited pro forma condensed consolidated financial statements present the effect of the ILPT Distribution assuming the ILPT Distribution had occurred on January 1, 2017 in the SIR Distribution of ILPT Shares column in these unaudited pro forma condensed consolidated financial statements.

Acquisition related costs (e.g., investment banking, advisory, legal, valuation, and other professional fees) have not been included as a component of consideration transferred, but instead have been expensed as incurred. The unaudited pro forma condensed consolidated balance sheet reflects the $40,000 of estimated acquisition related costs as accrued expenses with a corresponding decrease in shareholders’ equity. GOV has not presented these costs in the unaudited pro forma condensed consolidated statements of income because they will not have a continuing impact on the results of the combined company. The costs that GOV and SIR may ultimately incur could differ significantly from this estimated amount.

GOV has adjusted the historical consolidated financial statements of GOV and SIR to give effect to the Transactions, the FPO Acquisition and the ILPT IPO, and for events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the pro forma condensed consolidated statements of income, expected to have a continuing impact on the combined results.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

These unaudited pro forma condensed consolidated financial statements do not reflect operating efficiencies that may result from the Merger. As a result, no pro forma adjustments have been made, for example, to GOV’s or SIR’s historical general and administrative expenses.

(2)                                 The Transactions:

The adjustments to GOV’s historical financial statements in the unaudited pro forma condensed consolidated balance sheet and to the unaudited pro forma condensed consolidated statements of income represent the effects of the following: (i) the GOV Sale, (ii) the ILPT Distribution and (iii) the Merger. GOV’s expected acquisition of SIR in the Merger (SIR’s remaining property portfolio (following the ILPT Distribution) will include 100 buildings and leasable land parcels, or the Acquired SIR Properties, with approximately 16,956,072 rentable square feet). The estimated total consideration transferred and assumed debt for the Merger is approximately $3,256,764, including the assumption of approximately $1,717,000 of debt and excluding acquisition related costs.

At the effective time of the Merger, each SIR common share issued and outstanding will be converted into the right to receive 1.04 GOV common shares. The exchange ratio is fixed and will not be adjusted for changes in the market value of GOV’s or SIR’s common shares prior to the closing of the Merger.  As a result, the value for the consideration assumed for purposes of the unaudited pro forma condensed consolidated financial statements will likely differ from the actual value and such difference could be significant.  Based on the $16.89 per share closing price of GOV common shares on September 14, 2018, the consideration SIR shareholders will receive in the Merger has a value of approximately $17.57 per SIR share, or approximately $1,572,205 in the aggregate.

The following table summarizes the estimated consideration transferred and liabilities assumed:

Total SIR shares outstanding as of June 30, 2018	89,504,754
Multiplied by the exchange ratio	1.04
GOV common shares issuable	93,084,944
Closing price of GOV common shares on September 14, 2018	$16.89
Estimated value of consideration transferred	$1,572,205
Estimated assumed working capital	(32,441)
Assumed senior unsecured notes, principal balance	1,450,000
Assumed mortgage notes payable, principal balance	162,000
Assumed unsecured revolving credit facility expected to be repaid at closing	105,000
Estimated consideration transferred and liabilities assumed	$3,256,764

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

The following table summarizes the preliminary purchase price allocation for SIR based on estimated fair values as of June 30, 2018:

Land	$459,854
Buildings and improvements	2,265,064
Properties held for sale	10,300
Acquired real estate leases	510,790
Cash	15,911
Restricted cash	1,573
Rents receivable	3,259
Other assets	134,780
Total assets	3,401,531
Unsecured revolving credit facility (1)	(105,000)
Senior unsecured notes (2)	(1,419,840)
Mortgage notes payable (3)	(158,069)
Accounts payable and other liabilities	(85,671)
Assumed real estate lease obligations	(23,335)
Rents collected in advance	(13,512)
Security deposits	(2,681)
Due to related persons	(21,218)
Net assets acquired	1,572,205
Assumed working capital	(32,441)
Assumed unsecured revolving credit facility expected to be repaid at closing (1)	105,000
Assumed senior unsecured notes, principal balance	1,450,000
Assumed mortgage notes payable, principal balance	162,000
Estimated consideration transferred and liabilities assumed (4)	$3,256,764

(1)                                 GOV expects to repay SIR’s outstanding revolving credit facility balance at the closing of the Merger with borrowings under its revolving credit facility.

(2)                                 The aggregate principal balance of the senior unsecured notes was $1,450,000 as of June 30, 2018.

(3)                                 The aggregate principal balance of the mortgage notes payable was $162,000 as of June 30, 2018.

(4)                                 The allocation of purchase price is based on preliminary estimates and may change significantly following the completion of (i) third party appraisals and (ii) GOV’s analysis of intangibles and building valuations. Purchase price excludes acquisition related costs and, as described above, the actual purchase price will likely differ from this amount due to changes in the per share price of GOV’s common shares.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

The following table shows sensitivities to changes in purchase price due to changes in the per share price of GOV common shares:

	Price of GOV Common Shares	Calculated Value of GOV Common Shares Issued	Assumed Working Capital	Assumed Debt & Estimated Debt to be Repaid at Closing	Consideration Transferred and Liabilities Assumed
As of September 14, 2018	$16.89	$1,572,205	$(32,441)	$1,717,000	$3,256,764
Decrease of 20%	$13.51	$1,257,764	$(32,441)	$1,717,000	$2,942,323
Increase of 20%	$20.27	$1,886,646	$(32,441)	$1,717,000	$3,571,205

GOV will account for the Merger as a business combination with GOV treated as the acquirer of SIR for accounting purposes.  This determination is based on the fact that both GOV and SIR have no employees and the personnel and various services required to operate their businesses are provided pursuant to business and property management agreements with The RMR Group LLC, or RMR LLC.  Upon completion of the Transactions, GOV’s business and property management agreements with RMR LLC will remain in effect.  As a result, GOV will acquire a substantive process, for accounting purposes, because the business management and property management agreements with RMR LLC would be in place before and after the Transactions are completed.

The assets acquired and liabilities assumed will be recorded as of the closing of the Merger at their respective fair value and added to those of GOV. For purposes of the unaudited pro forma condensed consolidated financial statements, GOV estimated the: (i) fair values of the properties assuming those properties are vacant; (ii) above market and below market leases based on the present value (using an estimated discount interest rate which reflects the risks associated with acquired in place leases at the time SIR is acquired by GOV) of the difference, if any, between (x) the contractual amounts to be paid pursuant to the acquired in place leases and (y) estimates of fair market lease rates for the corresponding leases, measured over a period equal to the terms of the respective in place leases; and (iii) acquired in place leases based upon market estimates to lease up the properties based on leases in place at the time of acquisition. In making these estimates, GOV considered factors such as estimated carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs, such as leasing commissions, legal and other related expenses, to execute similar leases in current market conditions at the time SIR is acquired by GOV.  GOV estimated the fair value of the assumed senior unsecured notes and mortgage notes payable based on market interest rates as of June 30, 2018. The consolidated financial statements of GOV issued subsequent to the closing of the Merger will include SIR assets acquired and liabilities assumed by GOV pursuant to the Merger from the closing date, but not for prior periods.

(3)                                 Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments:

(A)                               The adjustments represent the effect of the GOV Sale assuming a sale price of $20.06 per common share, the closing price of SIR’s common shares on September 14, 2018, raising gross proceeds of $499,864 ($478,120 net of underwriting discounts and other estimated expenses) and the application of the net proceeds to repay $478,120 of GOV debt, including $452,000 under GOV’s unsecured revolving credit facility and $26,120 of GOV’s unsecured $250,000 term loan. The pro forma adjustment to cumulative net income represents the estimated gain on sale from this transaction resulting from the sales price of the SIR common shares, net of underwriting discounts and other estimated expenses, exceeding GOV’s carrying value for such SIR common shares. The actual proceeds to be received from the sale of the SIR common shares will be based on market conditions at the time of the sale. As a result, the actual proceeds from the sale will likely differ from the proceeds assumed for purposes of the unaudited pro forma condensed consolidated financial statements and such difference could be significant.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

The estimated gain on sale of the SIR common shares is calculated as follows:

Estimated net proceeds	$478,120
Carrying value of equity investment in SIR	(456,756)
Equity in unrealized gain of SIR included in cumulative other comprehensive income	433
Estimated gain on sale	$21,797

(B)                               The adjustments represent the effect of the ILPT Distribution. Prior to such distribution, SIR owned 45,000,000 ILPT common shares, or approximately 69.2% of ILPT’s outstanding common shares, and ILPT was one of SIR’s consolidated subsidiaries. The 30.8% portion of ILPT that is not controlled by SIR, or the noncontrolling interest, is presented as a separate component of equity in SIR’s condensed consolidated financial statements. The pro forma adjustments represent the distribution to SIR’s shareholders and the deconsolidation of ILPT from SIR of all of ILPT’s assets and liabilities. Details of the distribution to SIR’s shareholders and the deconsolidation of ILPT from SIR is as follows:

Land	$657,931
Buildings and improvements	729,823
Accumulated depreciation	(83,581)
Acquired real estate leases, net	73,848
Cash and cash equivalents	15,565
Rents receivable, net	54,069
Deferred leasing costs, net	5,190
Other assets, net	5,550
Total assets	1,458,395
ILPT revolving credit facility	(335,000)
Mortgage notes payable, net	(49,311)
Accounts payable and other liabilities	(10,250)
Assumed real estate lease obligations, net	(19,339)
Rents collected in advance	(5,852)
Security deposits	(5,802)
Due to related persons	1,476
Total liabilities	(424,078)
Net assets of ILPT	1,034,317
Less: noncontrolling interest in consolidated subsidiary	(318,472)
Distribution to SIR’s shareholders	$715,845

(C)                               The adjustments represent the effects of the Merger, assuming an estimated consideration transferred and debt assumed of $3,256,764, including the repayment of the $105,000 outstanding under SIR’s revolving credit facility using borrowings under GOV’s revolving credit facility and the assumption of $1,450,000 of senior unsecured notes and $162,000 of mortgage notes payable, and excluding acquisition related costs.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

Adjustments have been made to record real estate properties, net, properties held for sale, acquired real estate leases, net, assumed real estate lease obligations, net, senior unsecured notes, net and mortgage notes payable, net at their estimated fair values, determined as described in Note 2. Further adjustments include:

(i)                                    Rents receivable, net: Represents an adjustment of $65,467 to eliminate SIR’s existing accumulated straight line rent balance for tenant leases.

(ii)                                Deferred leasing costs, net: Represents an adjustment of $9,454 to eliminate SIR’s unamortized deferred leasing costs.

(iii)                            Other assets, net: Represents adjustments to eliminate $750 of SIR’s corporate prepaid expenses and $1,073 of SIR’s unamortized debt issuance costs.

(iv)                            Accounts payable and other liabilities: Represents an adjustment to accrue $40,000 of estimated acquisition related costs that GOV expects to incur in connection with the Transactions.

(v)                                Senior unsecured notes, net and mortgage notes payable, net: The adjustments to reduce senior unsecured notes and mortgage notes payable reflect changes in market interest rates and the impact on the estimated fair value of SIR’s fixed rate senior unsecured notes and mortgage notes payable as of June 30, 2018.

(vi)                            Shareholders’ equity: The adjustments to shareholders’ equity reflect: (1) increases of $931 to common shares of beneficial interest, and $1,571,274 to additional paid in capital to reflect the conversion of SIR common shares to GOV common shares at an exchange ratio of 1.04 GOV common shares for each SIR common share outstanding as of June 30, 2018, which resulted in an additional 93,084,944 GOV common shares issued; (2) the elimination of all remaining SIR historical shareholders’ equity amounts, including $895 to common shares of beneficial interest, $2,312,339 to additional paid in capital, $605,366 to cumulative net income, $687 to cumulative other comprehensive income and $1,557,973 to cumulative common distributions; and (3) an adjustment of $40,000 to reduce cumulative net income for estimated acquisition related costs directly related to the Merger which have been excluded from the unaudited pro forma condensed consolidated statements of income as they reflect nonrecurring charges.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

(4)                                 Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income Adjustments:

(D)                               The adjustments represent the effect of the FPO Acquisition, assuming that the FPO Acquisition and the related financing activities, including GOV’s assumption of certain FPO debt, GOV’s issuance of 27,907,029 common shares, GOV’s issuance of $300,000 of 4.00% senior unsecured notes and borrowings under GOV’s existing unsecured revolving credit facility occurred on January 1, 2017.

(E)                                The adjustments represent the effect on equity in net earnings of investees and gain on issuance of shares by SIR for GOV’s sale of 24,918,421 common shares of SIR as described in Note 3(A), and the reduction in interest expense related to the application of the estimated net proceeds to repay $452,000 of borrowings outstanding under GOV’s revolving credit facility and $26,120 of GOV’s unsecured $250,000 term loan, as if these transactions occurred as of January 1, 2017.

(F)                                 The adjustments represent the effect on income allocated to noncontrolling interest and interest expense assuming that the redemption of $350,000 of SIR’s 2.85% senior unsecured notes and the repayment of SIR’s $350,000 term loan from proceeds of the ILPT IPO occurred as of January 1, 2017.

(G)                               The adjustments represent the deconsolidation of ILPT as a result of the ILPT Distribution as if this distribution occurred as of January 1, 2017.  The amounts being adjusted are directly attributable to revenue and expenses of ILPT properties and ILPT debt.

(H)                              The adjustments represent reclassifications to the SIR historical condensed consolidated statements of income to conform to GOV’s presentation. Rental income totaling $54,138 and $29,130 for the year ended December 31, 2017 and for the six months ended June 30, 2018, respectively, were reclassified from tenant reimbursements and other income in the SIR historical condensed consolidated statements of income. Utility expenses totaling $9,156 and $4,868 for the year ended December 31, 2017 and for the six months ended June 30, 2018, respectively, were reclassified from other operating expenses in the SIR historical condensed consolidated statements of income.

(I)                                   The adjustments represent estimated non-cash straight line rent and non-cash amortization of above and below market leases related to the leases acquired from SIR. The weighted average lease term for above and below market leases was 6.5 years and 6.3 years, respectively, as of June 30, 2018. The components of the rental income adjustments are as follows:

	For the	For the Six
	Year Ended	Months Ended
	December 31, 2017	June 30, 2018
Non-cash, straight line rent adjustments	$1,940	$4,317
Non-cash, net above and below market lease amortization	(3,274)	(1,662)
Total rental income adjustments	$(1,334)	$2,655

(J)                                   The adjustments eliminate SIR historical depreciation and amortization expenses of $110,357 and $56,192 for the year ended December 31, 2017 and for the six months ended June 30, 2018, respectively. The adjustments also include estimated depreciation and amortization expenses of $148,671 and $74,336 based on step up to fair value of the acquired assets for the year ended December 31, 2017 and for the six months ended June 30, 2018, respectively. Real estate

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except per share data)

investments are depreciated on a straight line basis over estimated useful lives ranging up to forty years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight line basis over the 7.5 year weighted average remaining lease term as of June 30, 2018.

(K)                               The adjustments to interest expense represent: (i) the elimination of SIR historical interest expense related to its revolving credit facility and historical senior unsecured note discount amortization, (ii) an increase in interest expense related to borrowings under GOV’s revolving credit facility which will be used to repay SIR’s outstanding revolving credit facility balance at the closing of the Merger, and (iii) an increase in senior unsecured note discount amortization due to the adjustments to reduce SIR’s senior unsecured notes to reflect changes in market interest rates as of June 30, 2018. The amortization is calculated with the assumption that the SIR senior unsecured notes were assumed by GOV at their fair value on January 1, 2017. The components of the interest expense adjustments are as follows:

	For the	For the Six
	Year Ended	Months Ended
Acquisition Borrowings on Revolving Credit Facility	December 31, 2017	June 30, 2018
Estimated additional borrowings on GOV revolving credit facility	$105,000	$105,000
Weighted average interest rate	2.40%	2.90%
Annual interest expense	2,520	3,045
Percent of annual days adjusted	100.0%	50.0%
	2,520	1,523
Less: SIR historical revolving credit facility interest	(5,268)	(2,334)
Total revolver interest expense adjustment	(2,748)	(811)
Senior note discount pro forma adjustment	1,565	870
Total interest expense adjustment, net	$(1,183)	$59

A change in the variable interest rate by 1/8 percent would increase or decrease annual interest expense under the revolving credit facility interest expense by approximately $131.

(L)                                The adjustments represent the issuance of 93,084,944 GOV common shares issued to SIR shareholders as part of the Merger.